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                                                                    EXHIBIT 99.2


                                [Letterhead of]
                    [NationsBanc Montgomery Securities LLC]


April 26, 1999

Board of Directors
K&G Men's Center, Inc.
1225 Chattahoochee Avenue, N.W.
Atlanta, Georgia 30318

Gentlemen:

   We hereby consent to the inclusion of our opinion letter dated April 26, 1999 to the Board of Directors of K&G Men's Center, Inc. ("K&G") regarding the proposed merger between K&G and a wholly-owned subsidiary of The Men's Wearhouse, Inc. ("TMW"), in Amendment No. 1 to TMW's Registration Statement on Form S-4 (as so amended, the "Registration Statement") to be filed with the Securities and Exchange Commission on April 26, 1999, and to the references therein to our firm and to our opinion under the headings "Summary--Opinion of NationsBanc to the Directors of K&G", "The Merger and Related Transactions--Background of the Merger", "--K&G's Reasons for the Merger", "--Opinion of NationsBanc to the Directors of K&G" and "Certain Terms of the Merger Agreement--Conditions to the Merger". In giving the foregoing consent, we do not admit and we hereby disclaim (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ NATIONSBANC MONTGOMERY
                                                SECURITIES LLC
                                            ----------------------------
                                            NationsBanc Montgomery
                                            Securities LLC